GAS SUPPLY AGREEMENT

     This Gas Supply Agreement (the "Agreement"), made and entered into this 11th day of May, 1994 (the "Effective Date"), by and between MESA

OPERATING CO., a Delaware corporation, as successor to MESA OPERATING

LIMITED PARTNERSHIP, acting on behalf of and as agent for HUGOTON CAPITAL

LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"), and WILLIAMS

GAS MARKETING COMPANY ("Seller"), sometimes referred to collectively as the

"Parties" or singularly as a "Party".

                                RECITALS

     WHEREAS, Buyer and WILLIAMS NATURAL GAS COMPANY and its assignee(s)

(collectively "WNG") are parties to that certain Gas Purchase Agreement dated December 1, 1989, as amended (the "Base Contract"), whereby Buyer has contracted to sell specified quantities of natural gas to WNG;

     WHEREAS, Buyer desires to purchase from Seller any and all gas necessary to fully satisfy its obligation to sell and deliver natural gas to WNG under the Base Contract;

     WHEREAS, Seller desires to sell the natural gas necessary for Buyer to meet its sales obligations to WNG under the Base Contract; and

     WHEREAS, as an inducement to Buyer to enter into this Agreement,

Seller's parent corporation, Williams Field Services Group, Inc., is providing for the benefit of Buyer its written guarantee (the "Gas Supply

Guarantee") of Seller's performance and financial obligations hereunder.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, agreements and covenants herein set forth, Buyer and

Seller agree as follows:

                                ARTICLE I.

                               DEFINITIONS

     1.  The provisions of ARTICLE II of the Base Contract shall apply mutatis mutandis to this Agreement such that, unless otherwise specifically indicated herein or as required to differentiate between the role of Buyer as party-seller under the Base Contract and its role as purchaser of Gas"

hereunder, the words and terms defined in the Base Contract shall have the same meaning in this Agreement. For all purposes of this Agreement, the term "Business Day" shall mean any Day other than a Saturday, a Sunday, or a state or federal bank holiday in Dallas, Texas.

                                ARTICLE II.

                                   TERM

     1.  This Agreement shall become effective on the Effective Date and shall remain in full force and effect for a term coterminous with that of the Base Contract, and thereafter for so long as any right or obligation thereunder remains in effect.

                               ARTICLE III.

                                QUANTITY

     1.  As required for Buyer to fully perform the Base Contract, Seller shall sell and deliver and Buyer shall purchase and receive on each Day throughout the term of this Agreement, and on the same basis and at the required final delivery point(s) provided in the Base Contract, that quantity of Gas in MMBTUs which is equal to the quantity of Gas in MMBTUs which WNG calls for delivery at that same final delivery point(s) on the same Day of the same Month under the Base Contract ("Daily Quantity").

Notwithstanding any other provisions to the contrary in this Agreement,

Seller shall have no obligation to sell and deliver and Buyer shall have no obligation to purchase and accept the Daily Quantity unless and to the extent WNG calls for deliveries under the Base Contract. In consideration for Seller's agreement to sell and deliver Gas, subject to the terms of this Agreement, Buyer agrees to pay Seller Two Million Three Hundred

Thousand Dollars ($2,300,000.00) within ten (10) Business Days from the date of final execution of this Agreement by both Parties.

                                ARTICLE IV.

                                   PRICE

     1.  The price to be paid to Seller by Buyer for the Daily Quantity hereunder shall be identical to the price in effect, from time to time,

under the Base Contract and paid to Buyer by WNG pursuant to the Base

Contract. In the event of a price adjustment under the Base Contract

(including retroactive adjustments arising from the resolution of any dispute between Buyer and WNG regarding the proper price payable under the

Base Contract), the price hereunder shall be adjusted accordingly and additional payments, or refunds, as appropriate, shall be made by the

Parties for prior deliveries of Gas hereunder in order that the amounts paid by Buyer and received by Seller hereunder equal the amounts paid by

WNG and received by Buyer under the Base Contract.

     2.  The price payable hereunder includes full reimbursement for and

Seller shall be and remain liable for and pay or cause to be paid (or reimburse Buyer if Buyer shall have paid) all royalties, taxes and other costs, impositions, burdens and assessments on or with respect to the Gas sold and delivered hereunder which apply to, accrue or are imposed prior to and at the final delivery point(s). Buyer warrants that all Gas purchased under this Agreement is purchased for resale and that, for so long as and to the extent resales are exempt from sales or like taxes, Buyer shall furnish Seller applicable certificates of exemption to confirm such Gas is exempt from sales or like taxes. Seller shall, and hereby warrants that it will, deliver the Gas sold hereunder free and clear of any such royalties,

taxes, costs, impositions, burdens, and assessments against such Gas,

Seller or Seller's property. Seller shall take all actions necessary to enable Seller to remit all taxes, costs, impositions, burdens, and assessments. If Buyer is ever required to remit any such royalties, taxes,

costs, impositions, burdens, and assessments and Buyer is not fully compensated for same under the express terms of the Base Contract, the amount thereof shall be deducted from any sums otherwise due to Seller hereunder or otherwise promptly reimbursed by Seller. SELLER SHALL

INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST ANY COSTS,

DEMANDS OR LIABILITY FOR ALL SUCH ROYALTIES, TAXES, COSTS, IMPOSITIONS,

BURDENS AND ASSESSMENTS; PROVIDED, HOWEVER, THAT SELLER SHALL PROVIDE THE

DEFENSE OF ALL CLAIMS COVERED HEREBY NOTWITHSTANDING THAT SUCH CLAIMS MAY

ALLEGE THAT BUYER (OR ITS AGENTS) HAS BEEN IN ANY MANNER NEGLIGENT, BUT

THIS INDEMNIFICATION SHALL NOT APPLY TO THE EXTENT IT IS DETERMINED BY A

FINAL NONAPPEALABLE JUDGMENT THAT BUYER'S NEGLIGENCE CAUSED OR CONTRIBUTED

TO THE COSTS, DEMANDS OR LIABILITIES REFERRED TO ABOVE. BUYER SHALL BE

LIABLE FOR AND SHALL PAY, CAUSE TO BE PAID OR REIMBURSE SELLER, IF SELLER

SHALL HAVE PAID, ALL TAXES APPLICABLE TO THE GAS SOLD HEREUNDER AFTER THE

SALE AND DELIVERY AND DOWNSTREAM OF THE FINAL DELIVERY POINT(S), UNLESS

ALLOCATED TO THE SELLER ABOVE OR PURSUANT TO SECTION 3, BELOW.

"Taxes"' as used in this Article IV shall mean any and all ad valorem,

property, occupation, severance, production, gathering, pipeline, gross production, gross receipts, sales, use, excise and any other taxes,

governmental charges, fees and assessments, excluding only Buyer's franchise fees and income taxes.

     3.  It is the mutual intent of the Parties that, as between the Base

Contract and this Agreement, Seller shall bear all costs of performance and receive the equivalent revenues for same as are paid by WNG under the Base

Contract. In the event that the resale by Buyer of the Gas purchased hereunder becomes subject to a new sales, excise or similar tax and Buyer is not permitted to increase its price to WNG under the Base Contract to recoup that tax payment, then such amount will be deducted by Buyer from the sums otherwise due Seller hereunder, or shall otherwise be promptly reimbursed by Seller to Buyer.

                                 ARTICLE V.

                   DELIVERY POINTS AND DELIVERY PRESSURE

     1.  The provisions of ARTICLE V of the Base Contract shall apply mutatis mutandis to this Agreement.

                                ARTICLE VI.

                                 PAYMENT

     1.  The provisions of ARTICLE XI of the Base Contract shall apply mutatis mutandis to this Agreement except that, unless otherwise agreed in writing, (a) Buyer shall pay Seller on or before ten (10) Business Days after Buyer receives payment from WNG under the Base Contract, and (b)

Seller shall provide Buyer the monthly statement required by Paragraph 3 of

ARTICLE XI of the Base Contract showing the quantity of Gas delivered by

Seller at each final delivery point.

                                ARTICLE VII.

                                  QUALITY

     1.  The provisions of ARTICLE XII of the Base Contract shall apply mutatis mutandis to this Agreement.

                                ARTICLE VIII.

                                MEASUREMENT

     1.  The provisions of ARTICLE XIII of the Base Contract shall apply mutatis mutandis to this Agreement.

                                ARTICLE IX.

                              FORCE MAJEURE

     1.  The provisions of ARTICLE XVII of the Base Contract shall apply mutatis mutandis to this Agreement except that (a) any Force Majeure under the Base Contract shall be deemed to be Force Majeure under this Agreement and (b) in the event and to the extent that Seller fails, for any reason

(including, but not limited to, Seller's suffering an event of Force

Majeure), to deliver the requisite quantity of Gas requested by Buyer for immediate redelivery to WNG at the final delivery point(s), SELLER SHALL

INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER AND ITS AFFILIATES, DIRECTORS,

OFFICERS, EMPLOYEES, AND AGENTS (THE "INDEMNIFIED ENTITIES") FROM AND

AGAINST ANY AND ALL COSTS, DEMANDS OR LIABILITY TO WNG OR TO ANY THIRD

PARTIES CLAIMING BY OR THROUGH WNG ARISING FROM OR RELATING TO SUCH FAILURE

TO DELIVER, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SUCH DUTY TO

INDEMNIFY SHALL APPLY REGARDLESS OF WHETHER THE CLAIMS ARISE IN WHOLE OR IN

PART FROM THE ACTUAL OR ALLEGED COMPARATIVE, CONCURRENT, ACTIVE, PASSIVE OR

CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED ENTITIES.

                                 ARTICLE X.

                           NOTICES AND PAYMENTS

     1.  The provisions of ARTICLE XVIII of the Base Contract shall apply"

mutatis mutandis to this Agreement except that for notice purposes under this Agreement the following addresses shall be used:

                      Mesa Operating Co.
                      Attention: Marketing Department
                      5205 N. O'Connor Blvd.
                      Suite 1400
                      Irving, TX 75039-3746

                      Williams Gas Marketing Company
                      Attention: Director, Gas Supply
                      P.O. Box 3102
                      Tulsa, OK 74101

                                 ARTICLE XI.

                               MISCELLANEOUS

     1.  The provisions of Article XIX of the Base Contract shall apply mutatis mutandis to this Agreement except that the last sentence of Section

6 and the entirety of Section 7 of Article XIX of the Base Contract shall have no application, force or effect whatsoever in this Agreement.

     2.  This Agreement shall not be assigned by Buyer or Seller without the prior written consent of the other, which consent shall not be unreasonably withheld.

     3.   This Agreement, together with the Gas Supply Guarantee, contain the entire agreement between the Parties relating to the subject matter hereof and thereof and the Gas covered hereby. All prior agreements,

understandings and representations, whether consistent or inconsistent,

oral or written, concerning the transaction(s) that is the subject of this

Agreement and the Gas Supply Guarantee are merged into and superseded by this written Agreement and the Gas Supply Guarantee. No modification or amendment of this Agreement shall be binding on either Party unless in writing and signed by the Parties.

     4.  Solely respecting Buyer's sale and delivery obligations thereunder, the Base Contract is attached hereto as Exhibit A and is incorporated herein for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in a number of counterparts, each of which shall be deemed an original and effective as of the Effective Date above specified.


MESA OPERATING CO., a Delaware
corporation, as successor to
MESA OPERATING LIMITED
PARTNERSHIP, acting on behalf
of and as agent for
HUGOTON CAPITAL LIMITED
PARTNERSHIP, a Delaware                     WILLIAMS GAS MARKETING
limited partnership                              COMPANY


By: /s/ Paul W. Cain                        By:  /s/ Ralph A. Hill
    ------------------------                     -------------------------
    Paul W. Cain                                 Ralph A. Hill
    President and Chief                          Vice President and
      Operating Officer                            General Manager

                             GAS SUPPLY GUARANTEE

As an inducement to Mesa Operating Co., a Delaware corporation, as successor to Mesa Operating Limited Partnership, acting on behalf of and as agent for Hugoton Capital Limited Partnership, a Delaware limited partnership ("Buyer"), to enter into that certain Gas Supply Agreement between Buyer and Williams Gas Marketing Company ("Seller") dated May 11, 1994 (the "Supply Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Williams Field Services Group, Inc., a Delaware corporation ("Guarantor") hereby absolutely and unconditionally guarantees to Buyer:

(a) the performance by Seller of the terms, covenants and conditions of the above-referenced Supply Agreement provided it is understood that Guarantor may cause the Supply Agreement to be performed by Guarantor's designee, whether such designee is affiliated or not; and

(b) the payment by Seller of all amounts required by the Supply Agreement to be paid by Seller to Buyer (collectively, the "Obligations"). Upon the occurrence of a default in the Obligations, Guarantor will pay to Buyer upon demand the amount of any loss or damage which Buyer may suffer by reason of such default, including interest, all expenses of collection and counsel's fees incurred by Buyer by reason of the default of Seller.

This Guarantee by Guarantor shall remain in full force and effect during the term of such Supply Agreement, and any extensions or renewals thereof. This Guarantee shall continue to apply to any Obligations arising under the Supply Agreement notwithstanding any assignment by Seller of such Supply Agreement to any entity, whether or not affiliated with Guarantor, provided that Buyer has consented in writing to such assignment. Notwithstanding the foregoing, however, this Guarantee shall expire on the same date the above-referenced Supply Agreement (or the particular rights and Obligations thereunder) expires or is terminated, whichever is later, and Guarantor shall not be liable hereunder for Obligations of Seller created, incurred, contracted or assumed under the Supply Agreement after the termination or expiration of such Agreement; provided, however such expiration shall not affect, in any manner, rights arising under this Guarantee with respect to Obligations which shall have been created, incurred, contracted or assumed under such Supply Agreement prior to the same date the above-referenced Supply Agreement, expires or is terminated.

Guarantor hereby (a) waives (i) promptness, diligence, presentment, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guarantee, (ii) the filing of any claim with a court in the event of receivership or bankruptcy of Seller,
(iii) protest or notice with respect to nonperformance or nonpayment of all or any of the Obligations, (iv) all demands whatsoever (and any requirement that same be made on Seller, any of its subsidiaries or any other person as a condition precedent to Guarantor's Obligations hereunder); and (b) covenants and agrees that this Guarantee will not be discharged except by complete performance of the Obligations and any payment Obligations of Guarantor contained herein.

If, in the exercise of any of its rights and remedies, Buyer shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against Seller, any of its subsidiaries or any other person, whether because of any applicable law pertaining to "election of remedies" or otherwise, Guarantor hereby consents to such action by Buyer and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of Buyer to seek a deficiency judgment against Seller shall not impair the Obligations of Guarantor to pay the full amount of the Obligations or any other obligation of Guarantor contained herein.

This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against Seller for liquidation or reorganization, should Seller become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Seller's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Should any clause, sentence, paragraph, subsection or Section of this Guarantee be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guarantee, and the parties hereto agree that the part or parts of this Guarantee so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) AND JUDICIAL DECISIONS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

The obligation of Guarantor is a primary and an unconditional obligation and covers all Obligations of Seller to Buyer which directly arise under the Supply Agreement. This obligation shall be enforceable before or after proceeding against Seller or against any security held by Seller and shall be effective regardless of: the solvency or insolvency of Seller at any time; the extension or modification of the indebtedness of Seller by operation of law or the subsequent incorporation, reorganization, merger or consolidation of Seller; or any other change in the composition, nature or location of Seller.

The undersigned officer of Guarantor, in executing this Guarantee, certifies to Buyer that:

     (i) Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guarantee;

     (ii) The execution, delivery and performance of the Guarantee by Guarantor do not require the consent or approval of any other person and have been duly authorized and does not and will not violate provisions of or constitute default under, any presently applicable law or its organizational instruments or any agreement presently binding on it; and

     (iii) This Guarantee has been duly executed and delivered by authorized officers of Guarantor and constitutes its lawful, binding and legally enforceable obligation.

     (iv) Guarantor has received, or expects to receive, direct or indirect benefit from the making of this Guaranty.

If a material adverse change occurs after the date hereof in the condition (financial or otherwise), operations, business, or property of the Guarantor ("Material Change of Condition"), then the Guarantor shall post a surety bond in favor of Buyer. Said surety bond shall be in an amount equal to the total value of that quantity of gas which was subject to call (whether or not produced or sold) by Williams Natural Gas Company ("WNG') from Buyer pursuant to that certain Gas Purchase Agreement dated December 1, 1989, as amended, between WNG and Buyer (the "Base Contract") during the period from November 1 through the following March 31 next preceding the date on which the Material Change of Condition occurs. For purposes of determining the total value, the following calculation shall be made for each month and the monthly calculated amounts then added together to arrive at the amount of the surety bond:

     (i) the posted index price (per MMBtu, dry basis) in Inside FERC's Gas Market Report under the heading "Williams Natural Gas Co. (Texas, Oklahoma, Kansas)" as published in the first issue of the month for each of the months of November through March shall be multiplied by

     (ii) the quantity of Gas subject to call by WNG for each of the months of November through March pursuant to the Base Contract.

Seller shall only be required to post such surety bond for as long as the Material Change of Condition continues.

Notwithstanding the foregoing, and except and to the extent otherwise provided in (b) of the first grammatical paragraph of this Guarantee, the Obligations guaranteed by the Guarantor shall never exceed the nature, extent and amount of the Obligations owed by Seller to Buyer. Any change, modification, termination, or amendment in or to any Obligation under the Gas Supply Agreement shall correspondingly determine the nature, extent and amount of the Obligations guaranteed hereunder by the Guarantor, subject to the limitations expressed elsewhere herein.

IN WITNESS WHEREOF, this Guarantee is duly executed by Williams Field Services Group, Inc. this 11th day of May, 1994.

                         "GUARANTOR"

                         WILLIAMS FIELD SERVICES GROUP, INC.

                         By:     /s/ (Indecipherable)
                                 ------------------------------------------

                         Title:  Vice President
                                 ------------------------------------------